Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated July 17, 2007, with respect to the financial statements included in the filing of the Amended Registration Statement (Form S-1) of Lincoln Mining, Inc. for the year ended June 30, 2007.

Chisholm, Bierwolf & Nilson, LLC

Bountiful, Utah 84010

March 31, 2008